Exhibit 2
EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 4, 2013, by and between NEPHROS, INC., a Delaware corporation (the “Company”), and LAMBDA INVESTORS LLC (“Lambda”).

WHEREAS, Lambda is the beneficial owner of certain securities issued by the Company; and

WHEREAS, the Company and Lambda deem it to be in their respective best interests to set forth the rights of the Holders in connection with the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and Lambda, intending legally to be bound, hereby agree as follows.

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any person means any other person who either directly or indirectly is in control of, is controlled by, or is under common control with such person.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized by law, regulation or executive order to close.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Effectiveness Date” shall mean, with respect to the Resale Registration Statement, the ninetieth (90th) day following the Filing Date in the event the Resale Registration Statement is not subject to review by the SEC, or the one hundred eightieth (180th) day following the Filing Date in the event the Resale Registration Statement is reviewed by the SEC; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” shall have the meaning set forth in Section 3(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Filing Date” shall mean the thirtieth (30th) day after the closing of the Rights Offering; provided that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Form S-1” shall mean such long registration form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which does not permit inclusion or incorporation of certain information by reference to other document filed by the Company with the SEC.

“Form S-3” shall mean such short registration form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” shall mean Lambda and any transferee or assignee of record of Registrable Securities in accordance with Section 10(c) or any other person owning of record Registrable Securities that have not been sold to the public.

“Losses” shall have the meaning set forth in Section 5(a).

 “Person” shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean shares of Common Stock issued or issuable to Lambda in the Rights Offering, and (ii) any other securities issued as a result of, or in connection with, any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the Common Stock referred to above.

“Registration Statement” shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Resale Registration Statement” shall mean the Registration Statement referred to in Section 3(a).

“Restricted Securities” shall have the meaning set forth in Section 2 hereof.

“Rights Offering” shall mean the Company’s registered offering of up to an aggregate of 5,000,000 shares of Common Stock at a price of $0.60 per share.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 415” shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“SEC” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Underwritten Offering” shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2.  Securities Subject to this Agreement

. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Restricted Security cannot thereafter become a Restricted Security. As used herein, a Restricted Security shall cease to be a Restricted Security, and will no longer be a Registrable Security hereunder, when: (i) it has been registered under the Securities Act, the registration statement in connection therewith has been declared effective and such Restricted Security has been disposed of pursuant to such effective registration statement; (ii) it is eligible to be sold or distributed pursuant to Rule 144 without restriction; or (iii) it shall have ceased to be outstanding.

Section 3.  Required Resale Registration

(a) On or prior to the Filing Date, the Company shall prepare and file with the SEC a “resale” Registration Statement (once declared effective by the SEC, the “Resale Registration Statement”) providing for the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Resale Registration Statement shall be on Form S-1 or another appropriate form in accordance herewith and with the Securities Act and the rules promulgated thereunder, except that if the Company is then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-3. Such Resale Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Resale Registration Statement continuously effective under the Securities Act until all of the Registrable Securities have ceased to be Restricted Securities (the “Effectiveness Period”). The Company shall immediately notify the Holders via facsimile or electronic mail of the effectiveness of the Resale Registration Statement on the same trading day that the Company telephonically confirms effectiveness with the SEC, which date shall be the date effectiveness of the Resale Registration Statement is granted by the SEC.

(b) As a condition to the inclusion of its Registrable Securities in the Resale Registration Statement, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(c) In connection with the Company’s registration obligations hereunder, the Company shall, as expeditiously as reasonably possible:

(A) Prepare and file with the SEC such amendments, including post-effective amendments, to the Resale Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 of the Securities Act; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to such Resale Registration Statement or any amendment thereto or any document filed with the SEC that would suspend the effectiveness of such Resale Registration Statement, and as promptly as reasonably possible provide the Holders with true and complete copies of all correspondence from and to the SEC relating to such Resale Registration Statement (other than those portions of any correspondence containing material nonpublic information); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Resale Registration Statement as so amended or in such Prospectus as so supplemented; provided, that before filing such Resale Registration Statement or Prospectus, or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Holders holding a majority of the Registrable Securities covered by such Resale Registration Statement or Prospectus copies of all documents proposed to be filed, which documents will be subject to review of such counsel.

(B) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible and confirm such notice in writing no later than one trading day following the day (i) (X) when the SEC notifies the Company whether there will be a “review” of the Resale Registration Statement and whenever the SEC comments in writing on such Resale Registration Statement; (Y) when a Prospectus or any Prospectus supplement or post-effective amendment to the Resale Registration Statement is filed and (Z) with respect to the Resale Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Resale Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Resale Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Resale Registration Statement ineligible for inclusion therein or any statement made in the Resale Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Resale Registration Statement, Prospectus or other documents so that, in the case of the Resale Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that any and all of such information provided pursuant to clause (v) above shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information. Without limitation of any remedies to which the Holders may be entitled under this Agreement, if any of the events described in this subsection (B) occur, the Company shall use its commercially reasonable best efforts to respond to and correct the event as promptly as possible.

(C) Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Resale Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as possible.

(D) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Holders of a majority of such Registrable Securities or the underwriters, if any reasonably request in order to expedite or facilitate the dispositions of such Registrable Securities;

(E) In the case of an underwritten offering, obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Holders of a majority of such Registrable Securities shall reasonably request.

(F) In the case of an underwritten offering, obtain an opinion of counsel for the Company in customary form and covering matters of the type customarily covered in opinions of issuer’s counsel as the Holders of a majority of such Registrable Securities may reasonably request.

(G) Make available for inspection by any selling Holder of such Registrable Securities covered by such Resale Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Resale Registration Statement and by any attorney, accountant or other agent retained by any such selling Holder or any such underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such selling Holder or Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder of Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each selling Holder of Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company to the extent reasonably practicable and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential.

(H) Furnish to the Holders and their counsel, without charge, at least one conformed copy of any Resale Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Holder, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference),  as promptly as possible after the filing of such documents with the SEC.

(I) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holders may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c)(B)(iii) through (v).

(J) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Resale Registration Statement; provided that the Company shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (K), it would not be obligated to be so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(K) Use its commercially reasonable best efforts to cause the Registrable Securities covered by the Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders to consummate the disposition of such Registrable Securities.

(L) Use its commercially reasonable best efforts to cause its transfer agent to prepare and deliver certificates representing Registrable Securities to a transferee pursuant to the Resale Registration Statement within three (3) trading days of delivery to the transfer agent of certificates bearing restrictive legends, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(M) Upon the occurrence of any event contemplated by Section 3(c)(B), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to the Resale Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Resale Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (v) of Section 3(c)(B) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(c)(M) to suspend the availability of the Resale Registration Statement and Prospectus for a period not to exceed 90 days (which need not be consecutive days) in any 365-day period.

(N) Comply in all material respects with all applicable rules and regulations of the SEC and the OTC Bulletin Board (or any successor entity or any national securities exchange on which the Common Stock is then listed).

(O) The Company shall (i) as soon as reasonably practicable include in a prospectus supplement or post-effective amendment such information as is reasonably required to be included therein relating to any proposed sale and distribution of Registrable Securities by such Holder, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as reasonably practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be included in such prospectus supplement or post-effective amendment.

(P) Unless waived by Holders owning a majority of the outstanding Registrable Securities, include in such Resale Registration Statement, amendment thereto, or prospectus or prospectus supplement all material non-public information made available by the Company to any Holder prior to the filing thereof, except for material non-public information made available to a Holder to whom knowledge of a member of the Board of Directors of the Company is attributable.

(d) Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities pursuant to the Resale Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than as specified in the plan of distribution disclosed in such Resale Registration Statement, to notify the Company at least five (5) Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e) Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Agreement are not transferable on the books of the Company unless the stock certificate submitted to the Company’s transfer agent evidencing such Registrable Securities is accompanied, if requested by the transfer agent, by a certificate reasonably satisfactory to the transfer agent to the effect that (i) the Registrable Securities have been sold in accordance with such Resale Registration Statement and (ii) the requirement of delivering a current Prospectus has been satisfied.

(f) Holder shall not take any action with respect to any distribution deemed to be made pursuant to such Resale Registration Statement, which would constitute a violation of Regulation M under the Exchange Act, or any other applicable rule, regulation or law.

Section 4.  Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Resale Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) all reasonable fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all reasonable expenses of printing (including printing Prospectuses), messenger and delivery services and telephone; (iv) all reasonable fees and disbursements of counsel for the Company; (v) all reasonable fees and disbursements of one counsel selected by the Holders holding a majority of the Registrable Securities, (vi) all applications and filing fees in connection with qualification of the Registrable Securities on the OTC Bulletin Board or listing on a national securities exchange; (vii) Securities Act liability insurance, if the Company so desires such insurance, (viii) all reasonable fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance) and (ix) all reasonable fees and expenses of an underwriter or underwriters in connection with an Underwritten Offering of Registrable Securities.  Notwithstanding anything in this Section 4 to the contrary, the Company shall not be required to pay any underwriting discounts, commissions or transfer taxes, if any, relating to the sale or disposition of any Holder’s Restricted Securities.

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

Section 5.  Indemnification.

(a) Indemnification by the Company.  To the fullest extent permitted by law, the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder of the Registrable Securities (including, its officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them) and each person controlling such Holder within the meaning of Section 15 of the Securities Act (including the officers, directors, members, partners, agent and employees of each such controlling person), with respect to which any registration has been effected pursuant to this Agreement, against all claims, losses, damages, liabilities, judgments, fines, penalties, charges, costs (including, without limitation, reasonable attorneys’ fees and disbursements) and expenses (collectively, “Losses”), as incurred, including any Losses incurred in settlement of any litigation, commenced or threatened (subject to Subsection 5(c) below), arising out of or based on any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement or Prospectus, or any amendment or supplement thereto, incident to any such registration, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, that the Company shall not be liable in any such case to the extent that any untrue or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Holder and stated to be specifically for use in preparation of such Resale Registration Statement or Prospectus, or any amendment or supplement thereto; provided, further, that the Company shall not be liable in any such case where the Losses arise out of, or are related to, the failure of any Holder to comply with the covenants and agreements contained in this Agreement. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested. The Company shall notify the Holders promptly of the institution, threat or assertion of any legal proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders of Registrable Securities.  In connection with the Resale Registration Statement or Prospectus, or any amendments or supplements thereto, each Holder will furnish to the Company in writing such information and affidavits regarding the Holder or such Holder’s ownership of the Company’s securities as the Company reasonably requests for use in connection with such Resale Registration Statement or Prospectus or any amendments or supplements thereto. Each Holder will severally and not jointly indemnify the Company, each of its directors and officers, each underwriter of an underwritten offering of the Registrable Securities in which such Holder participates, each other Holder whose Registrable Securities are included in such Resale Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, “Holder Indemnitees”), against all Losses, as incurred, including any Losses incurred in settlement of any litigation, commenced or threatened (subject to Subsection 5(c) below), arising out of, or based on, any untrue or alleged untrue statement of a material fact contained in such Resale Registration Statement or Prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information and/or affidavits furnished to the Company by or on behalf of such Holder; provided, that the indemnity shall not apply to the extent that such Losses result from the fact that a current copy of the Prospectus was not made available to the Holders and such current copy of the Prospectus would have cured the defect giving rise to such Losses. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities covered by such Resale Registration Statement giving rise to such indemnification obligation. The Holder Indemnitees shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above, with respect to information furnished in writing by such underwriters specifically for inclusion in any Registration Statement, Prospectus or any amendment or supplement thereto.

(c) Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party’s choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (B) a written opinion of counsel reasonably acceptable to the indemnifying party, asserts that a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the indemnified Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement unless (x) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and (y) the only consequence to the indemnified party under such judgment or settlement is the creation of an obligation to pay money damages, all of which are being satisfied by the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d) Contribution.  If for any reason the indemnification provided for in Subsection 5(a) or Subsection 5(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Subsection 5(a) and Subsection 5(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

Section 6. Participation in Underwritten Registrations.

(a) One or more Holders may elect to retain an underwriter to conduct an Underwritten Offering of all or a portion of the Registrable Securities held by such Holders, which underwriter shall be selected by the Holders holding a majority of the Registrable Securities requested for inclusion in such Underwritten Offering. In the event any Holders elect to conduct an Underwritten Offering, such Holders shall promptly give notice to each other Holder and each such other Holder shall be entitled to participate in such Underwritten Offering subject to Subsection 6(b) below. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the number of Registrable Securities that may be included in such Underwritten Offering shall be allocated among the participating Holders on a pro rata basis based on the total number of Registrable Securities proposed to be sold in such Underwritten Offering by such Holders.

(b) No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders of a majority of the Registrable Securities included in such Underwritten Offering and (ii) completes and executes an underwriting agreement in customary form and other documents required under the terms of such underwriting agreement.  Nothing in this Section 6 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

(c) Nothing in this Section 6 shall obligate the Company to pay any underwriting discounts or commissions in connection with any underwritten offering of Registrable Securities.

Section 7. Rule 144

. The Company agrees with each Holder, for so long as any Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of such Holder in connection with any sale thereof and any prospective purchaser of such Restricted Securities designated by the Holder, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to use reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Restricted Securities pursuant to Rule 144.

Section 8. Legend

. Each Holder consents to the placing of any legend required by the Securities Act as well as the following legend on all certificates representing shares of Registrable Securities and on any certificate issued at any time in exchange or substitution for any certificate bearing such legend, for so long as the securities represented thereby are Registrable Securities:

THIS CERTIFICATE IS ISSUED SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, AND ANY TRANSFEREE OF THIS CERTIFICATE OR OF THE SHARES REPRESENTED BY IT SHALL BE BOUND BY THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF NEPHROS, INC.

Section 9. Delay Periods; Suspension of Sales

. Each Holder shall suspend, upon request of the Company pursuant to Section 3(c)(M), any disposition of Registrable Securities pursuant to the Resale Registration Statement and Prospectus, or any amendments or supplements thereto, as contemplated herein during (i) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable; provided, however, the aggregate number of days that such suspensions and any suspensions under Section 3(c)(M) may apply during any 365-day period is 90 days. In the event of a delay period or suspension, the Company will use its commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. Nothing in this Section 9 shall operate to extend the Effectiveness Date.

Section 10. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities; provided, however, that no such amendment, modification, supplement, waiver, consent or departure shall distinguish between Holders or groups of Holders unless any Holder adversely affected thereby shall have consented thereto in writing.  Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent will be valid and binding unless it is in writing, signed by the requisite Persons, and expressly refers to this Agreement and the provisions intended to be amended, modified, supplemented, waived or consented to.

(b) Notices. Except where expressly stated otherwise herein, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered, return receipt requested), or air courier guaranteeing overnight delivery:

if to any Holder, at the address for such Holder set forth on the records of the Company; and

if to the Company, Nephros, Inc., 41 Grand Avenue, River Edge, New Jersey 0766, Attention:  Gerald J. Kochanski

With a copy to: Day Pitney LLP, One Jefferson Road, Parsippany, New Jersey 07054-2891, Attention:  Michael T. Rave

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

The address or person or entity to whose attention any notice or communication shall be given may be changed by notice to the other parties in accordance with the provisions of this Section 10(b).

(c) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of each Holder, and it is not the intention of the parties to confer upon any other person or entity any rights or remedies. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority of the outstanding Registrable Securities. Each Holder may assign its respective rights hereunder to any Person to whom such Holder transfers Registrable Securities, provided such transfer is in accordance with all applicable securities laws. If any transferee of a Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and such person shall be entitled to receive the benefits hereof.

(d) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with, adversely effects or violates the rights granted to the Holders in this Agreement.

(e) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) JURISDICTION; FORUM. EACH PARTY HERETO CONSENTS AND SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND AGREES THAT ALL SUITS, ACTIONS AND PROCEEDINGS BROUGHT BY SUCH PARTY HEREUNDER SHALL BE BROUGHT ONLY IN SUCH JURISDICTIONS. EACH PARTY HERETO WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH COURTS AND ANY CLAIM THAT ANY SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT PERMITTED BY LAW, ANY JUDGMENT IN RESPECT OF A DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF SUCH JUDGMENT BEING CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT. EACH PARTY HERETO AGREES THAT PERSONAL SERVICE OF PROCESS MAY BE EFFECTED BY ANY OF THE MEANS SPECIFIED IN SECTION 10(B), ADDRESSED TO SUCH PARTY. THE FOREGOING SHALL NOT LIMIT THE RIGHTS OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(k) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT HE OR IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(K).

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to registration rights granted with respect to Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however, that this Agreement shall not amend, restate or supersede that certain Registration Rights Agreement, dated September 30, 2010 by and between the Company and the Lender and such Registration Rights Agreement shall remain in full force and effect.

(m) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(n) Attorneys’ Fees. In the event of any litigation or other proceeding concerning this Agreement or the transactions contemplated hereby, including any such litigation or proceeding with respect to the enforcement of this Agreement against any defaulting party, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the party opposing such prevailing party for all attorneys’ fees and costs incurred by such prevailing party in such litigation or proceeding, which shall include, without limitation, all fees, costs and expenses of appeals.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEPHROS, INC.

By:     /s/ John C. Houghton
Name:     John C. Houghton
Title:       President and CEO

INITIAL HOLDER: LAMBDA INVESTORS LLC

By:      /s/ Jay Maymdues
Name: Jay Maymudes
Title:   Vice President, Secretary and Treasurer

Address for Notices:
Lambda Investors LLC
c/o Wexford Capital LP
411 West Putnam Avenue
Greenwich, CT 06830

Attention: Arthur Amron

84603439.1

SCHEDULE 1

Investor Lambda Investors LLC	Registrable Securities [to come]

84603439.1

EXHIBIT A

Form of Counterpart Signature Page

IN WITNESS WHEREOF, the undersigned has caused this counterpart to the Registration Rights Agreement among Nephros, Inc. and the Holders (as defined therein), dated as of February 4, 2013, as amended from time to time, to be duly executed and delivered as of _______ __, ____.

[__________________], as an additional Holder

By:
Name:
Title:

Notice Address:

Attention:
Tel:(___) ___-_____
Fax:(___) ___-_____

Accepted and agreed to as of the __ day of _________, ____:

NEPHROS, INC.

By:
Name:
Title: